Exhibit 10.1
AMENDMENT

That certain Severance Compensation and Restrictive Covenant Agreement (the “Agreement”) dated as of April 27, 2002 between MATRIA HEALTHCARE, INC., a Delaware corporation (the “Company”), and YVONNE V. SCOGGINS (the “Executive”) is hereby amended by deleting the text of Section 1 thereof and replacing it with the following:

1.   Term.

(a)   The term of this Agreement shall begin on April 27, 2002 and shall continue in effect until the termination of the Executive’s employment with the Company as a result of (i) the Executive’s death; (ii) the Executive’s Disability; (iii) the Executive’s termination by the Company for Cause; or (iv) the Executive’s decision to terminate employment other than for Good Reason.

All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such term in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the 22nd day of April, 2004.

MATRIA HEALTHCARE, INC.

By:	/s/
Parker H. Petit
Title Chairman of the Board

By:	/s/
Yvonne V. Scoggins
Title Executive